UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/11/2007

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650 212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 11, 2006, OXIS International, Inc. (“OXIS”) entered into an Amendment to Advisory Agreement with Ambient Advisors LLC.  The Advisory Agreement between OXIS and Ambient Advisors was originally signed on May 12, 2006.  Gary M. Post, the Chief Operating Officer of OXIS and a member of the OXIS board of directors, is the manager of Ambient Advisors LLC.

Pursuant to the Amendment, OXIS has agreed to increase the Advisory Fee from $85,000 to $125,000 per annum, retroactive to the October 15, 2007 (the Commencement Date of the Advisory Agreement) in recognition of the fact that Mr. Post has spent approximately 50% of his time providing the advisory services to OXIS rather than the 33% originally contemplated in the Advisory Agreement.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits

10.1           Amendment to Advisory Agreement between OXIS International, Inc. and Ambient Advisors, LLC dated October 11, 2007.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS International, Inc.

Dated October 15, 2007	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D.
President & Chief Executive Officer